WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT, dated as of July 27, 2016 (this “Agreement”) is entered into by and among Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), and the undersigned holder of the Company’s warrants (collectively, the “Holder”).

WITNESSETH

WHEREAS, the Company previously issued warrants (the “Warrants”) representing the right to purchase ________________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the Holder;

WHEREAS, the Company has offered to exchange all of the Holder’s Warrants for the issuance by the Company of _________ shares (the “Shares”) of the Company’s Common Stock;

WHEREAS, the Transaction (as defined below) shall be made pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire to enter into the Transaction upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. On the Closing Date (as hereinafter defined), the Holder agrees to surrender to the Company for exchange, the Holder’s Warrants, together with all appropriate endorsements and instruments of transfer, and, in exchange therefor, the Company shall issue to the Holder the Shares (the “Transaction”); that there will be no downward adjustment of the exercise price of the Holder’s Warrants being exchanged in connection with the issuance by the Company of its 10% senior secured convertible notes due 2019 and 15% senior subordinated secured convertible notes due 2019; and the Holder’s rights under the Warrants being exchanged shall be extinguished and be of no further force and effect at the Closing.

2. The consummation of the Transaction is referred to in this Agreement as the “Closing.” The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Holder) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below at the offices of Troutman Sanders LLP, 875 Third Avenue, New York, New York 10022 or such other location as is mutually agreed by the Company and the Holder.

3. The Holder hereby represents and warrants that as of the date hereof:

a. the Holder acknowledges and agrees to the terms and conditions of the Transaction as provided for herein;

b. if the Holder is a natural person, the execution, delivery and performance by such person of this Agreement are within such person’s legal right, power and capacity, require no action by or in respect of or filing with, any governmental body, agency, or official and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such person is a party or by which such person or any of such person’s properties are bound. The signature on the signature page of this Agreement is genuine, and the Holder has legal competence and capacity to execute the same, and this Agreement constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms;

c. if the Holder is a corporation, limited liability company, trust, partnership or other entity, it is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

d. if the Holder is a corporation, limited liability company, trust, partnership or other entity, it has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Holder or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Holder enforceable against the Holder in accordance with the terms hereof;

e. the execution, delivery and performance of this Agreement and the consummation by the Holder of the transactions contemplated hereby or relating hereto do not and will not (i) if the Holder is a corporation, limited liability company, trust, partnership or other entity, result in a violation of the Holder’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Holder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Holder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Holder). The Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement;

f. the Holder is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Holder does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity. The Holder acknowledges that it is able to bear the financial risks associated with an investment in the Shares and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company;

g. the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. The Holder is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Holder is not a broker-dealer;

h. the Holder understands that the Shares must be held indefinitely unless the Shares is registered under the Securities Act or an exemption from registration is available. The Holder acknowledges that the Holder is familiar with Rule 144, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances;

i. The Holder understands that the certificates representing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities have been sold pursuant to an a registration statement that has been declared effective by the Securities and Exchange Commission (the “SEC”), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, (iii) the Securities are then eligible to be sold, assigned or transferred pursuant to Rule 144 without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto), or (iv) the Securities have been sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

j. the Holder understands that the Shares is being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Shares;

k. the Holder has not agreed to act with any other holder for the purpose of acquiring, holding, voting or disposing of the Shares acquired hereunder for purposes of Section 13(d) under the Exchange Act, and the Holder is acting independently with respect to its investment in the Shares; and

l. the Holder has not exercised, assigned, pledged or hypothecated the Warrant, in part or in whole.

4. The Company hereby represents and warrants that as of the date hereof:

a. it is duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

b. it has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors is required. This Agreement has been duly authorized, executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof;

c. the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Company’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Company is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Company). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement;

d. the Shares when issued and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable;

e. subject to the truth and accuracy of the Holder’s representations and covenants set forth in Sections 3 and 5 of this Agreement, the offer and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions;

f. the Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation;

g. no consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein;

h. there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Shares or any of the Company’s officers or directors in their capacities as such; and

i. the Company acknowledges that, to the Company’s knowledge, the Holder is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

5. The Holder hereby covenants that:

a. between the date hereof and the Closing Date, the Holder shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Holder set forth in this Agreement becoming untrue; and

b. if the Holder is a corporation, limited liability company, trust, partnership or other entity, it will, between the date hereof and the Closing Date, maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, and that it will not amend or modify its charter documents.

6. The Company hereby covenants that:

a. between the date hereof and the Closing Date, the Company shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue;

b. the Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Shares. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(b);

c. for the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Warrants may be tacked onto the holding period of the Shares and the Company agrees not to take a position contrary to this Section 6(c); and

d. following (i) the sale of the Shares pursuant to a registration statement declared effective by the SEC or (ii) the sale of the Shares pursuant to Rule 144 of the Securities Act, the Company shall cause its legal counsel to issue an opinion to Company’s transfer agent, in form and substance reasonably acceptable to such transfer agent, that the shares of Common Stock to be issued to the transferee following such sale may be issued without restrictive legend; provided that in connection with the sale of any Shares pursuant to Rule 144 of the Securities Act, the Holder delivers a customary representation letter to such legal counsel.

e. the Holder shall keep any terms of or information regarding this Agreement and the Transaction confidential until the earlier to occur of (i) the 8-K Filing Time (as defined below) and (ii) the termination of this Agreement. On or before 8:30 a.m., New York City time, on the fourth Business Day following the date of this Agreement (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing certain terms of the transactions contemplated by this Agreement and the Transaction in the form required by the Exchange Act and attaching the form of this Agreement as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Holder. Without the prior written consent of the Holder, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulations or any market or exchange on which the Common Stock is or becomes listed for trading, and except to the extent that such names appear in this Agreement.

7. The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

a the Holder shall have duly executed this Agreement and delivered the same to the Company; and

b. the Holder shall have delivered its Warrant certificate(s) (or a properly completed Affidavit of Lost, Stolen or Destroyed Securities) to the Company.

8. The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in their sole discretion by providing the Company with prior written notice thereof:

a. the Company shall have duly executed and delivered this Agreement to the Holder; and

b. the Company shall have duly executed and delivered to the Holder the Shares; and

9. Miscellaneous.

a. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would defer to the substantive laws of another jurisdiction.

b. The Company and the Holder agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement;

c. This Agreement constitutes the entire agreement between the parties regarding the subject transaction, superseding any prior agreements or understandings between them, and shall be binding upon the Holder or the Holder’s permitted assigns upon the delivery by the Company to any the Holder who has executed this Agreement the Company’s counterpart signature page hereto and shall inure to the benefit of the Company and its successors and assigns.

d. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived; and

e. This Agreement may be executed in several counterparts, including by way of facsimile or electronic transmission, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is accepted as of the date first written above.

“Company”

ENERPULSE TECHNOLOGIES, INC.

By:
Name:
Title:

[COUNTERPART SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement is accepted as of the date first written above.

By:
Name:
Title:

SCHEDULE A

Name of Warrant Holder	Number of Warrants Surrendered/Exchange	Number of Shares Issued

[Include Schedule]